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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of TransTexas Gas Corporation (the "Company") on Form S-3 (33-91494) of our report, which contains an explanatory paragraph regarding the Company's ability to continue as a going concern, dated May 20, 1999, on our audits of the Company's financial statements and financial statement schedules as of January 31, 1999 and 1998, and for the years ended January 31, 1999, 1998 and 1997, which report is included in the Company's annual report on Form 10-K.




PricewaterhouseCoopers LLP


Houston, Texas
May 20, 1999